Exhibit 19 under Form N-1A
                                         Exhibit 24 under Item 601/Reg. S-K
                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and
appoints the Secretary and Assistant Secretary of   THE VIRTUS FUNDS  and
the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection thterewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection thereiwth, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                 TITLE                  DATE

/s/ John F. Donahue        Chairman and Trustee   January 10, 1997
John F. Donahue            (Chief Executive Officer)

/s/ Edward C. Gonzales     President, Treasurer   January 10, 1997
Edward C. Gonzales         and Trustee
                           (Principal Financial and
                           Accounting Officer)
/s/ Thomas G. Bigley       Trustee            January 10, 1997
Thomas G. Bigley

/s/ John T. Conroy, Jr.                       Trustee  January 10, 1997
John T. Conroy, Jr.

/s/ William J. Copeland                       Trustee  January 10, 1997
William J. Copeland

/s/ James E. Dowd          Trustee            January 10, 1997
James E. Dowd

/s/ Lawrence D. Ellis, M.D.                   Trustee  January 10, 1997
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.                   Trustee  January 10, 1997
Edward L. Flaherty, Jr.

/s/ Peter E. Madden        Trustee            January 10, 1997
Peter E. Madden

/s/ Gregor F. Meyer        Trustee            January 10, 1997
Gregor F. Meyer




/s/ John E. Murray, Jr.                       Trustee  January 10, 1997
John E. Murray, Jr.

/s/ Wesley W. Posvar       Trustee            January 10, 1997
Wesley W. Posvar
/s/ Marjorie P. Smuts      Trustee            January 10, 1997
Marjorie P. Smuts

Sworn to and subscribed before me this 10th day of January, 1997.

/s/ Marie M. Hamm
Notary Public